SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is made effective as of the 31st day of January, 2009

AMONG:

ACRONGENOMICS INC., a corporation formed pursuant to the laws of the State of Nevada and having an office for business located at Fairfax House, 15 Fulwood Place, London, UK WC1V6AY

("**Acrongenomics**")

AND:

VARDISTO INVESTMENTS LIMITED, a Cyprus company having an office for business located at 1 Lambousa Street, 1095 Nicosia, Cyprus

("**Vardisto**")

AND:

THE UNDERSIGNED SHAREHOLDER OF VARDISTO AS LISTED ON SCHEDULE 1 ATTACHED HERETO

(the "**Selling Shareholder**")

WHEREAS:

A. The Selling Shareholder is the registered and beneficial owner of all 1,000 issued and outstanding common shares in the capital of Vardisto;

B. Acrongenomics has agreed to issue 9,000,000 common shares in the capital of Acrongenomics to the Selling Shareholder as consideration for the purchase, by Acrongenomics, of 600, or 60%, of the issued and outstanding common shares of Vardisto held by the Selling Shareholder; and

C. Upon the terms and subject to the conditions set forth in this Agreement, the Selling Shareholder has agreed to sell 600 issued and outstanding common shares of Vardisto held by the Selling Shareholder to Acrongenomics in exchange for common shares of Acrongenomics.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree each with the other as follows:

1. **DEFINITIONS**

1.1 **Definitions.** The following terms have the following meanings, unless the context indicates otherwise:

(a) "**Acrongenomics Shares**" shall mean those 9,000,000 fully paid and non-assessable common shares of Acrongenomics to be issued at a deemed price of $0.40 per share to the Selling Shareholder by Acrongenomics on the Closing Date;

(b) **"Agreement"** shall mean this Agreement, and all the exhibits, schedules and other documents attached to or referred to in this Agreement, and all amendments and supplements, if any, to this Agreement;

(c) **"Asset Purchase Agreement"** shall mean the Asset Purchase Agreement dated January 30, 2009 between Maragrita Hatzopoulou Cladaras and Halldale Ventures Limited, the wholly-owned subsidiary of Vardisto;

(d) **"Closing"** shall mean the completion of the Transaction, in accordance with Section 7 hereof, at which time the Closing Documents shall be exchanged by the parties, except for those documents or other items specifically required to be exchanged at a later time;

(e) **"Closing Date"** shall mean a date mutually agreed upon by the parties hereto in writing and in accordance with Section 7 following the satisfaction or waiver by Acrongenomics and Vardisto of the conditions precedent set out in Sections 5.1 and 5.2 respectively; but in no event will the effective date of closing be later than January 31, 2009, without the written consent of all parties hereto;

(f) **"Closing Documents"** shall mean the papers, instruments and documents required to be executed and delivered at the Closing pursuant to this Agreement;

(g) **"Exchange Act"** shall mean the United States Securities Exchange Act of 1934, as amended;

(h) **"GAAP"** shall mean United States generally accepted accounting principles applied in a manner consistent with prior periods;

(i) **"Questionnaire"** shall mean the Non-U.S. Shareholder Questionnaire attached as Schedule 2;

(j) **"SEC"** shall mean the United States Securities and Exchange Commission;

(k) **"Securities Act"** shall mean the United States Securities Act of 1933, as amended;

(l) **"Taxes"** shall include international, federal, state and local income taxes, capital gains tax, value-added taxes, franchise, personal property and real property taxes, levies, assessments, tariffs, duties (including any customs duty), business license or other fees, sales, use and any other taxes relating to the assets of the designated party or the business of the designated party for all periods up to and including the Closing Date, together with any related charge or amount, including interest, fines, penalties and additions to tax, if any, arising out of tax assessments; and

(m) **"Transaction"** shall mean the purchase of the Vardisto Shares by Acrongenomics from the Selling Shareholder in consideration for the issuance of the Acrongenomics Shares; and

(n) **"Vardisto Shares"** shall mean 600 of the 1,000 common shares of Vardisto held by the Selling Shareholder, being 60% all of the issued and outstanding common shares of Vardisto;

1.2 **Schedules.** The following schedules are attached to and form part of this Agreement:

Schedule 1	-	Selling Shareholder
Schedule 2	-	Non-U.S. Shareholder Questionnaire
Schedule 3	-	Directors and Officers of Vardisto
Schedule 4	-	Directors and Officers of Acrongenomics
Schedule 5	-	Vardisto Leases, Claims and Miscellaneous
Schedule 6	-	Vardisto Intellectual Property
Schedule 7	-	Vardisto Material Contracts
Schedule 8	-	Vardisto Employees and Consultants

1.3 **Currency.** All dollar amounts referred to in this Agreement are in United States funds, unless expressly stated otherwise.

2. THE OFFER, PURCHASE AND SALE OF SHARES

2.1 **Offer, Purchase and Sale of Shares.** Subject to the terms and conditions of this Agreement, the Selling Shareholder hereby covenants and agrees to sell, assign and transfer to Acrongenomics, and Acrongenomics hereby covenants and agrees to purchase from the Selling Shareholder, the Vardisto Shares held by the Selling Shareholder.

2.2 **Consideration.** As consideration for the sale of the Vardisto Shares by the Selling Shareholder, Acrongenomics shall allot and issue the Acrongenomics Shares to the Selling Shareholder on the basis of 15,000 Acrongenomics Shares for each one Vardisto Share held by the Selling Shareholder. The Selling Shareholder acknowledges and agrees that the Acrongenomics Shares are being issued pursuant to a safe harbor from the prospectus and registration requirements of the Securities Act. The Selling Shareholder agrees to abide by all applicable resale restrictions and hold periods imposed by all applicable securities legislation. All certificates representing the Acrongenomics Shares issued on Closing to the Selling Shareholder who is a non-U.S. person, as defined by Regulation S of the Securities Act, will be endorsed with the following legend pursuant to the Securities Act in order to reflect the fact the Acrongenomics Shares are restricted securities and will be issued to the Selling Shareholder pursuant to a safe harbor from the registration requirements of the Securities Act:

> "THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").
>
> NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT."

2.3 **Share Exchange Procedure.** On Closing, the Selling Shareholder will exchange his certificate representing the Vardisto Shares by delivering such certificate to Acrongenomics duly executed and endorsed in blank (or accompanied by duly executed stock powers duly endorsed in blank), in each case in proper form for transfer, with signatures guaranteed, and, if applicable, with all stock transfer and any other required documentary stamps affixed thereto and with appropriate instructions to allow the transfer agent to issue certificates for the Acrongenomics Shares to the holder thereof together with a duly executed Questionnaire.

2.4 **Closing Date.** The Closing will take place, subject to the terms and conditions of this Agreement, on the Closing Date.

2.5 **Restricted Shares.** The Selling Shareholder acknowledges that the Acrongenomics Shares issued pursuant to the terms and conditions set forth in this Agreement will have such hold periods as are required under applicable securities laws and as a result may not be sold, transferred or otherwise disposed, except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case only in accordance with all applicable securities laws. The Selling Shareholder has sought and obtained independent legal advice as to the resale restrictions applicable in the jurisdiction of residence, and under U.S. securities laws generally. Acrongenomics has not undertaken, and will have no obligation, to register any of the Acrongenomics Shares under the Securities Act; provided, however, that Acrongenomics may assist in providing legal opinions to the Selling Shareholder at the Selling Shareholder's cost when the Selling Shareholder may resell his respective shares under Rule 144 promulgated under the Securities Act.

3. REPRESENTATIONS AND WARRANTIES OF VARDISTO AND THE SELLING SHAREHOLDER

Vardisto and the Selling Shareholder, jointly and severally, represent and warrant to Acrongenomics, and acknowledge that Acrongenomics is relying upon such representations and warranties, in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Acrongenomics, as follows:

3.1 **Organization and Good Standing.** Vardisto is a corporation duly organized, validly existing and in good standing under the laws of the state of Cyprus and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted. Vardisto is duly qualified to do business and is in good standing as a corporation in each of the jurisdictions in which Vardisto owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the business of Vardisto taken as a whole.

3.2 **Authority.** Vardisto has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the "**Vardisto Documents**") to be signed by Vardisto and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of each of the Vardisto Documents by Vardisto and the consummation of the transactions contemplated hereby have been duly authorized by Vardisto's board of directors. No other corporate or shareholder proceedings on the part of Vardisto is necessary to authorize such documents or to consummate the transactions contemplated hereby. This Agreement has been, and the other Vardisto Documents when executed and delivered by Vardisto as contemplated by this Agreement will be, duly executed and delivered by Vardisto and this Agreement is, and the other Vardisto

Documents when executed and delivered by Vardisto as contemplated hereby will be, valid and binding obligations of Vardisto enforceable in accordance with their respective terms except:

(a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally;

(b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and

(c) as limited by public policy.

3.3 **Capitalization of Vardisto.** The entire authorized capital stock and other equity securities of Vardisto consists of 1,000 shares of common stock with a par value of 1 Euro (the "**Vardisto Common Stock**"). There are 1,000 shares of Vardisto Common Stock issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Vardisto Common Stock have been duly authorized, were validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with its articles and bylaws. Except as disclosed in Schedule 5, there are no outstanding options, warrants, subscriptions, conversion rights, or other rights, agreements, or commitments obligating Vardisto to issue any additional common shares of Vardisto Common Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Vardisto any common shares of Vardisto Common Stock. There are no agreements purporting to restrict the transfer of the Vardisto Common Stock, no voting agreements, shareholders' agreements, voting trusts, or other arrangements restricting or affecting the voting of the Vardisto Common Stock.

3.4 **Shareholders of Vardisto Common Stock.** Schedule 1 contains a true and complete list of the holders of all of the issued and outstanding shares of the Vardisto Common Stock, in addition to each holder's name, business address and number of Vardisto Common Stock held.

3.5 **Directors and Officers of Vardisto.** The duly elected or appointed directors and the duly appointed officers of Vardisto are as set out in Schedule 3.

3.6 **Corporate Records of Vardisto.** The corporate records of Vardisto, as required to be maintained by it pursuant to the laws of Cyprus, are accurate, complete and current in all material respects, and the minute book of Vardisto is, in all material respects, correct and contains all records required by the laws of Cyprus, as applicable, in regards to all proceedings, consents, actions and meetings of the shareholders and the board of directors of Vardisto.

3.7 **No Subsidiaries.** Except for Halldale Ventures Limited, a wholly-owned Cyprus company, Vardisto does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations.

3.8 **Non-Contravention.** Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, will:

(a) conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Vardisto under any term, condition or provision of any

loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Vardisto, or any of its material property or assets;

(b) violate any provision of the articles or bylaws of Vardisto; or

(c) violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Vardisto or any of its material property or assets.

3.9 **Actions and Proceedings.** To the best knowledge of Vardisto, there is no basis for and there is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or threatened against or affecting Vardisto or which involves any of the business, or the properties or assets of Vardisto that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects, or conditions of Vardisto taken as a whole (a "**Vardisto Material Adverse Effect**"). There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Vardisto Material Adverse Effect.

3.10 **Compliance.**

(a) To the best knowledge of Vardisto, Vardisto is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Vardisto;

(b) To the best knowledge of Vardisto, Vardisto is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a Vardisto Material Adverse Effect;

(c) Vardisto has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement. All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of Vardisto, threatened, and none of them will be adversely affected by the consummation of the Transaction; and

(d) Vardisto has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. Vardisto has not received any notice of any violation thereof, nor is Vardisto aware of any valid basis therefore.

3.11 **Filings, Consents and Approvals.** To the best knowledge of Vardisto, and except as required by applicable securities laws, no filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by Vardisto of the Transaction contemplated by this Agreement or to enable Vardisto to continue to conduct its business after the Closing Date in a manner which is consistent with that in which the business is presently conducted.

3.12 **Financial Representations.** The books, records, and accounts of Vardisto accurately and fairly reflect, in reasonable detail, the assets and liabilities of Vardisto. Vardisto has not engaged in any

transaction, maintained any bank account, or used any funds of Vardisto, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of Vardisto.

3.13 **Absence of Undisclosed Liabilities.** Except as disclosed in Schedule 5 Vardisto does not have any liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise that could in the aggregate exceed $5,000, which have not heretofore been paid or discharged.

For purposes of this Agreement, the term "**liabilities**" includes, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted choate or inchoate, liquidated or unliquidated, secured or unsecured.

3.14 **Tax Matters.**

(a) As of the date hereof, and except as disclosed in Schedule 5:

(i) Vardisto has timely filed all tax returns in connection with any Taxes which are required to be filed on or prior to the date hereof, taking into account any extensions of the filing deadlines which have been validly granted to Vardisto, and

(ii) all such returns are true and correct in all material respects;

(b) Vardisto has paid all Taxes that have become or are due with respect to any period ended on or prior to the date hereof;

(c) Vardisto is not presently under and has not received notice of, any contemplated investigation or audit by any foreign, state or local taxing authority concerning any fiscal year or period ended prior to the date hereof; and

(d) All Taxes required to be withheld on or prior to the date hereof from employees for income Taxes, social security Taxes, unemployment Taxes and other similar withholding Taxes have been properly withheld and, if required on or prior to the date hereof, have been deposited with the appropriate governmental agency.

3.15 **Intellectual Property.**

(a) **Intellectual Property Assets.** Upon the Closing Date, Vardisto will own or hold an interest in all intellectual property assets necessary for the operation of the business of Vardisto as it is currently conducted, including the assets contemplated in the Asset Purchase Agreement (collectively, the "**Intellectual Property Assets**"), including:

(i) all functional business names, trading names and unregistered trademarks, service marks, and applications,

(ii) all inventions, methods, processes and discoveries that may be patentable (collectively, the "**Methods**"), and

(iii) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints owned, used, or licensed by Vardisto as licensee or licensor (collectively, the "**Trade Secrets**").

(b) **Agreements.** Schedule 6 contains a complete and accurate list and summary description, including any royalties paid or received by Vardisto, of all contracts and agreements relating to the Intellectual Property Assets to which Vardisto is a party or by which Vardisto is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $500 under which Vardisto is the licensee. To the best knowledge of Vardisto, there are no outstanding or threatened disputes or disagreements with respect to any such agreement.

(c) **Intellectual Property and Know-How Necessary for the Business.** Except as set forth in Schedule 6, Vardisto owns all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, and other adverse claims, and has the right to use without payment to a third party of all the Intellectual Property Assets as of the Closing Date. Except as set forth in Schedule 6, all former and current employees and contractors of Vardisto have executed written contracts, agreements or other undertakings with Vardisto that assign all rights to any inventions, improvements, discoveries, or information relating to the business of Vardisto. No employee, director, officer or shareholder of Vardisto owns directly or indirectly in whole or in part, any Intellectual Property Asset which Vardisto is presently using or which is necessary for the conduct of its business. To the best knowledge of Vardisto, no employee or contractor of Vardisto has entered into any contract or agreement that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning their work to anyone other than Vardisto.

(d) **Patents.** Vardisto does not own any patents or patent applications.

(e) **Trademarks.** Vardisto does not own any trademarks or trademark applications.

(f) **Copyrights.** Vardisto does not own any copyrights or copyright applications..

(g) **Trade Secrets.** Vardisto has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its trade secrets. To the best knowledge of Vardisto, Vardisto has good title and an absolute right to use the trade secrets. The trade secrets are not part of the public knowledge or literature, and to the best knowledge of Vardisto, have not been used, divulged, or appropriated either for the benefit of any person or entity or to the detriment of Vardisto. No trade secret is subject to any adverse claim or has been challenged or threatened in any way.

3.16 **Employees and Consultants.** Vardisto has no employees or consultants other than those listed on Schedule 8.

3.17 **Real Property.** Vardisto does not own any real property. Each of the leases, subleases, claims or other real property interests (collectively, the "**Leases**") to which Vardisto is a party or is bound, as set out in Schedule 5, is legal, valid, binding, enforceable and in full force and effect in all material respects. All rental and other payments required to be paid by Vardisto pursuant to any

such Leases have been duly paid and no event has occurred which, upon the passing of time, the giving of notice, or both, would constitute a breach or default by any party under any of the Leases. The Leases will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing Date. Vardisto has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the Leases or the leasehold property pursuant thereto.

3.18 **Material Contracts and Transactions.** Schedule 7 attached hereto lists each material contract, agreement, license, permit, arrangement, commitment, instrument or contract to which Vardisto is a party (each, a "**Contract**"). Except as disclosed in Schedule 7, each Contract is in full force and effect, and there exists no material breach or violation of or default by Vardisto under any Contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any Contract by Vardisto. The continuation, validity, and effectiveness of each Contract will in no way be affected by the consummation of the Transaction contemplated by this Agreement. There exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Contract.

3.19 **Certain Transactions.** Vardisto is not a guarantor or indemnitor of any indebtedness of any third party, including any person, firm or corporation.

3.20 **No Brokers.** Vardisto has not incurred any obligation or liability to any party for any brokerage fees, agent's commissions, or finder's fees in connection with the Transaction contemplated by this Agreement.

3.21 **Completeness of Disclosure.** No representation or warranty by Vardisto in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Acrongenomics pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

4. REPRESENTATIONS AND WARRANTIES OF ACRONGENOMICS

Acrongenomics represents and warrants to Vardisto and the Selling Shareholder and acknowledges that Vardisto and the Selling Shareholder are relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Vardisto or the Selling Shareholder, as follows:

4.1 **Organization and Good Standing.** Acrongenomics is duly incorporated, organized, validly existing and in good standing under the laws of the State of Nevada, and has all requisite corporate power and authority to own, lease and to carry on its business as now being conducted.

4.2 **Authority.** Acrongenomics has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the "**Acrongenomics Documents**") to be signed by Acrongenomics and to perform its obligations hereunder and to consummate the Transaction contemplated hereby.

4.3 **Capitalization of Acrongenomics.** The entire authorized capital stock and other equity securities of Acrongenomics consists of 100,000,000 shares of common stock with a par value of $0.001 (the "**Acrongenomics Common Stock**"). As of the date of this Agreement, there are 22,309,231 shares of Acrongenomics Common Stock issued and outstanding. All of the issued and outstanding shares of Acrongenomics Common Stock have been duly authorized, were validly

issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with all federal, state, and local laws, rules and regulations.

4.4 **Directors and Officers of Acrongenomics.** The duly elected or appointed directors and the duly appointed officers of Acrongenomics are as listed on Schedule 4.

4.5 **Validity of Acrongenomics Common Stock Issuable upon the Transaction.** The Acrongenomics Shares to be issued to the Selling Shareholder upon consummation of the Transaction in accordance with this Agreement will, upon issuance, have been duly and validly authorized and, when so issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable.

4.6 **Actions and Proceedings.** To the best knowledge of Acrongenomics, there is no claim, charge, arbitration, grievance, action, suit, investigation or proceeding by or before any court, arbiter, administrative agency or other governmental authority now pending or, to the best knowledge of Acrongenomics, threatened against Acrongenomics which involves any of the business, or the properties or assets of Acrongenomics that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects or conditions of Acrongenomics taken as a whole (an "**Acrongenomics Material Adverse Effect**"). There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such an Acrongenomics Material Adverse Effect.

4.7 **Compliance.**

(a) To the best knowledge of Acrongenomics, Acrongenomics is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Acrongenomics;

(b) To the best knowledge of Acrongenomics, Acrongenomics is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute an Acrongenomics Material Adverse Effect;

(c) Acrongenomics has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement. All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of Acrongenomics, threatened, and none of them will be affected in a material adverse manner by the consummation of the Transaction; and

(d) Acrongenomics has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. Acrongenomics has not received any notice of any violation thereof, nor is Acrongenomics aware of any valid basis therefore.

4.8 **SEC Filings.** Acrongenomics has furnished or made available to Vardisto and the Selling Shareholder a true and complete copy of each report, schedule, registration statement and proxy statement filed by Acrongenomics with the SEC (collectively, and as such documents have since

the time of their filing been amended, the "**Acrongenomics SEC Documents**"). As of their respective dates, the Acrongenomics SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder applicable to such Acrongenomics SEC Documents.

4.9 **Financial Representations.** Included with the Acrongenomics SEC Documents are true, correct, and complete copies of the following financial statements (collectively, the "**Acrongenomics Financial Statements**"): audited balance sheets for Acrongenomics dated as of December 31, 2007, together with related statements of income, cash flows, and changes in shareholder's equity for the fiscal year then ended; and unaudited but auditor reviewed balance sheets for Acrongenomics dated as of September 30, 2008 (the "**Acrongenomics Accounting Date**"), together with related statements of income, cash flows, and changes in shareholder's equity for the nine months then ended. The Acrongenomics Financial Statements:

(a) are in accordance with the books and records of Acrongenomics;

(b) present fairly the financial condition of Acrongenomics as of the respective dates indicated and the results of operations for such periods; and

(c) have been prepared in accordance with GAAP.

4.10 **Absence of Undisclosed Liabilities.** Except as contemplated in this Agreement, or as disclosed in Schedule 9 or the Acrongenomics SEC Documents, Acrongenomics does not have any material liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise that could in the aggregate exceed $5,000, which have not heretofore been paid or discharged.

4.11 **Absence of Certain Changes or Events.** Since the Acrongenomics Accounting Date, except as and to the extent disclosed in the Acrongenomics SEC Documents and as contemplated in this Agreement, there has not been:

(a) an Acrongenomics Material Adverse Effect; or

(b) any material change by Acrongenomics in its accounting methods, principles or practices.

4.12 **Employees and Consultants.** Acrongenomics does not have any employees or consultants, except as disclosed in the Acrongenomics SEC Documents.

4.13 **Material Contracts and Transactions.** There are no material contracts, agreements, licenses, permits, arrangements, commitments, instruments, understandings or contracts, whether written or oral, express or implied, contingent, fixed or otherwise, to which Acrongenomics is a party, except as contemplated by this Agreement and except as disclosed in the Acrongenomics SEC Documents.

4.14 **Completeness of Disclosure.** No representation or warranty by Acrongenomics in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Vardisto pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

5. CLOSING CONDITIONS

5.1 **Conditions Precedent to Closing by Acrongenomics.** The obligation of Acrongenomics to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by the parties hereto in writing and in accordance with Section 7. The Closing of the Transaction contemplated by this Agreement will be deemed to mean a waiver of all conditions to Closing. These conditions of closing are for the benefit of Acrongenomics and may be waived by Acrongenomics in its sole discretion.

(a) **Representations and Warranties.** The representations and warranties of Vardisto and the Selling Shareholder set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and Vardisto will have delivered to Acrongenomics a certificate dated as of the Closing Date, to the effect that the representations and warranties made by Vardisto in this Agreement are true and correct.

(b) **Performance.** All of the covenants and obligations that Vardisto and the Selling Shareholder are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects. Vardisto and the Selling Shareholder must have delivered each of the documents required to be delivered by them pursuant to this Agreement.

(c) **Transaction Documents.** This Agreement, the Vardisto Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to Acrongenomics, will have been executed and delivered to Acrongenomics.

(d) **Secretary's Certificate – Vardisto.** Acrongenomics will have received a certificate from the Secretary of Vardisto attaching:

(i) a copy of Vardisto's articles, bylaws and all other incorporation documents, as amended through the Closing Date, and

(ii) copies of resolutions duly adopted by the board of directors of Vardisto approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

(e) **Third Party Consents.** Acrongenomics will have received duly executed copies of all third party consents and approvals contemplated by this Agreement, in form and substance reasonably satisfactory to Acrongenomics.

(f) **No Material Adverse Change.** No Vardisto Material Adverse Effect will have occurred since the date of this Agreement.

5.2 **Conditions Precedent to Closing by Vardisto.** The obligation of Vardisto and the Selling Shareholder to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by the parties hereto in writing and in accordance with Section 7. The Closing of the Transaction will be deemed to mean a waiver of all conditions to Closing. These conditions precedent are for the benefit of Vardisto and the Selling Shareholder and may be waived by Vardisto and the Selling Shareholder in their discretion.

(a) **Representations and Warranties.** The representations and warranties of Acrongenomics set forth in this Agreement will be true, correct and complete in all

respects as of the Closing Date, as though made on and as of the Closing Date and Acrongenomics will have delivered to Vardisto and the Selling Shareholder a certificate dated the Closing Date, to the effect that the representations and warranties made by Acrongenomics in this Agreement are true and correct.

(b) **Performance.** All of the covenants and obligations that Acrongenomics is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects. Acrongenomics must have delivered each of the documents required to be delivered by it pursuant to this Agreement.

(c) **Transaction Documents.** This Agreement, the Acrongenomics Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to Vardisto and the Selling Shareholder, will have been executed and delivered by Acrongenomics.

(d) **Public Market.** On the Closing Date, the shares of Acrongenomics Common Stock will be quoted on the OTC Bulletin Board.

6. **ADDITIONAL COVENANTS OF THE PARTIES**

Additional Legend Requirement. The Selling Shareholder acknowledges and agrees that all share certificate representing the Acrongenomics Shares issued on Closing to the Selling Shareholder will be endorsed with the following legend:

"THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS OF A SHARE EXCHANGE AGREEMENT DATED JANUARY 31, 2009 AND CANNOT BE TRANSFERRED OR SOLD TO ANY PERSON UNTIL MARCH 31, 2011 WITHOUT THE WRITTEN CONSENT OF ACRONGENOMICS, SUCH CONSENT NOT TO BE UNREASONABLY WITHHELD.

6.1 **Vardisto Audited Financial Statements.** On the execution of this Agreement, Vardisto will undertake its best efforts to prepare applicable consolidated annual and interim financial statements in accordance with the rules and regulations of the SEC (collectively, the "**Vardisto Financial Statements**") and the Vardisto Financial Statements:

(a) will be prepared in accordance with the books and records of Vardisto;

(b) present fairly the financial condition of Vardisto as of the respective dates indicated and the results of operations for such periods; and

(c) will be prepared in accordance with GAAP.

6.2 **Public Announcements.** Vardisto acknowledges that Acrongenomics must comply with securities laws requiring full disclosure of material facts and agreements in which it is involved, and will co-operate to assist Acrongenomics in meeting its obligations.

7. **CLOSING**

7.1 **Closing.** The Closing shall take place on the Closing Date at the offices of the lawyers for Acrongenomics or at such other location as agreed to by the parties. Notwithstanding the location

of the Closing, each party agrees that the Closing may be completed by the exchange of undertakings between the respective legal counsel for Vardisto and Acrongenomics, provided such undertakings are satisfactory to each party's respective legal counsel.

7.2 **Closing Deliveries of Vardisto and the Selling Shareholder.** At Closing, Vardisto and the Selling Shareholder will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Acrongenomics:

(a) copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors and shareholders of Vardisto evidencing approval of this Agreement and the Transaction;

(b) the minute books, corporate records, corporate seals (if any), financial records, bank account information and all other material information related to Vardisto and its wholly-owned subsidiary;

(c) if the Selling Shareholder appoints any person, by power of attorney or equivalent, to execute this Agreement or any other agreement, document, instrument or certificate contemplated by this agreement, on behalf of the Selling Shareholder, a valid and binding power of attorney or equivalent from the Selling Shareholder;

(d) share certificates representing the Vardisto Shares as required by Section 2.3 of this Agreement;

(e) all certificates and other documents required by Section 5.1 of this Agreement; and

(f) the Vardisto Documents and any other necessary documents, each duly executed by Vardisto, as required to give effect to the Transaction.

7.3 **Closing Deliveries of Acrongenomics.** At Closing, Acrongenomics will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Vardisto and the Selling Shareholder:

(a) copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of Acrongenomics evidencing approval of this Agreement and the Transaction;

(b) share certificates representing the Acrongenomics Shares to the Selling Shareholder;

(c) all certificates and other documents required by Section 5.2 of this Agreement; and

(d) the Acrongenomics Documents and any other necessary documents, each duly executed by Acrongenomics, as required to give effect to the Transaction.

8. **TERMINATION**

8.1 **Termination.** Except as modified by Section 8.2 hereof, this Agreement may be terminated at any time prior to the Closing Date contemplated hereby by:

(a) mutual agreement of Acrongenomics, Vardisto and the Selling Shareholder;

(b) Acrongenomics, if there has been a material breach by Vardisto or the Selling Shareholder of any material representation, warranty, covenant or agreement set forth in

this Agreement on the part of Vardisto or the Selling Shareholder that is not cured, to the reasonable satisfaction of Acrongenomics, within ten business days after notice of such breach is given by Acrongenomics (except that no cure period will be provided for a breach by Vardisto or the Selling Shareholder that by its nature cannot be cured);

(c) Vardisto and the Selling Shareholder, if there has been a material breach by Acrongenomics of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Acrongenomics that is not cured by the breaching party, to the reasonable satisfaction of Vardisto and the Selling Shareholder, within ten business days after notice of such breach is given by Vardisto and the Selling Shareholder (except that no cure period will be provided for a breach by Acrongenomics that by its nature cannot be cured); or

(d) Acrongenomics, Vardisto or the Selling Shareholder if any injunction or other order of a governmental entity of competent authority prevents the consummation of the *Transaction contemplated by this Agreement.*

8.2 **Effect of Termination.** In the event of the termination of this Agreement as provided in Section 8.1, this Agreement will be of no further force or effect, provided, however, that no termination of this Agreement will relieve any party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations.

9. **INDEMNIFICATION, REMEDIES, SURVIVAL**

9.1 **Certain Definitions**. For the purposes of this Article 10, the terms "**Loss**" and "**Losses**" mean any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses, but excluding any indirect, consequential or punitive damages suffered by Acrongenomics, Vardisto or the Selling Shareholder including damages for lost profits or lost business opportunities.

9.2 **The Selling Shareholder Indemnity.** The Selling Shareholder will indemnify, defend, and hold harmless Acrongenomics and its shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Acrongenomics and its shareholders by reason of, resulting from, based upon or arising out of:

(a) any misstatement, misrepresentation or breach of the representations and warranties made by Vardisto as set out in Section 3 of this Agreement;

(b) any breach by the Selling Shareholder of Section 2.2 of this Agreement; or

(c) any misstatement, misrepresentation or breach of the representations and warranties made by the Selling Shareholder contained in or made in the Questionnaire, executed by the Selling Shareholder as part of the share exchange procedure detailed in Section 2.3 of this Agreement.

9.3 **Acrongenomics Indemnity.** Acrongenomics will indemnify, defend, and hold harmless Vardisto and the Selling Shareholder from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Vardisto and the Selling Shareholder by reason of, resulting from, based upon or arising out of:

(a) any misrepresentation, misstatement or breach of warranty of Acrongenomics contained in or made pursuant to this Agreement, any Acrongenomics Document or any certificate or other instrument delivered pursuant to this Agreement; or

(b) the breach or partial breach by Acrongenomics of any covenant or agreement of Acrongenomics made in or pursuant to this Agreement, any Acrongenomics Document or any certificate or other instrument delivered pursuant to this Agreement.

10. **MISCELLANEOUS**

10.1 **Further Assurances and Provision of Information.** Each of the parties hereto will co-operate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement. Additionally, Vardisto and the Selling Shareholder acknowledge that, under SEC rules, Acrongenomics must provide disclosure regarding the business of Vardisto. Vardisto and the Selling Shareholder agree to provide such information to Acrongenomics in a timely manner prior to and after closing, and allow Acrongenomics and its representatives free access to all books, records, and other information of Vardisto and to its personnel and advisors.

10.2 **Amendment.** This Agreement may not be amended except by an instrument in writing signed by each of the parties.

10.3 **Expenses.** Each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Transaction contemplated hereby, including all fees and expenses of agents, representatives, counsel, and accountants.

10.4 **Entire Agreement.** This Agreement, the schedules attached hereto and the other documents in connection with this transaction contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto. Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

10.5 **Notices.** All notices and other communications required or permitted under to this Agreement must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

If to Vardisto or the Selling Shareholder:

Vardisto 1 Lambousa Street, 1095 Nicosia, Cyprus
Attention:
Telephone: +357 22 777 000
Fax: +357 22 779996

If to Acrongenomics:

Acrongenomics Inc.
Attention: Platon Tzouvalis

Fairfax House, 15 Fulwood Place
London, UK WC1V6AY
Telephone: +30-697-724-3620
Email: platon@acrongen.com

With a copy (which will not constitute notice) to:

Clark Wilson LLP
Barristers & Solicitors
Suite 800 – 885 W. Georgia Street
Vancouver, B.C. V6C 3H1
Attention: Bernard Pinsky
Telephone: (604) 687-5700
Fax: (604) 687-6314

All such notices and other communications will be deemed to have been received:

(a) in the case of personal delivery, on the date of such delivery;

(b) in the case of a fax, when the party sending such fax has received electronic confirmation of its delivery;

(c) in the case of delivery by internationally-recognized express courier, on the business day following dispatch; and

(d) in the case of mailing, on the fifth business day following mailing.

10.6 **Assignment.** This Agreement may not be assigned (except by operation of law) by any party without the consent of the other parties.

10.7 **Governing Law.** This Agreement will be exclusively governed by and construed in accordance with the laws of Cyprus applicable to contracts made and to be performed therein.

10.8 **Construction.** The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

10.9 **Counterparts.** This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

10.10 **Fax Execution.** This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

10.11 **Independent Legal Advice.** Vardisto and the Selling Shareholder confirm that they have each sought and obtained independent legal advice prior to execution of this Agreement and cannot and do not rely on the representations of Acrongenomics or its advisors respecting the legal effects of this Agreement.

10.12 **Schedules and Exhibits.** The schedules and exhibits are attached to this Agreement and incorporated herein.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

ACRONGENOMICS INC.

Per: ______________________________
Authorized Signatory
Name: Platon Tzouvalis
Title: President and Chief Executive Officer

VARDISTO INVESTMENTS LIMITED

Per: ______________________________
Authorized Signatory
Name: Anna A. Lagia

WITNESSED BY:)

EMMANOUIL TOPOGLIDIS)
Name)
PANAGI TSALDARI 5)
Address)
15122 MAROUSI, GREECE)

BIOCHEMIST)
Occupation) ______________________________

SCHEDULE 1

TO THE SHARE EXCHANGE AGREEMENT AMONG ACRONGENOMICS INC., VARDISTO INVESTMENTS LIMITED AND THE SELLING SHAREHOLDER

THE SELLING SHAREHOLDER

Name	Address	Number of common shares in the capital of Vardisto held before Closing	Total Number of Acrongenomics Shares to be issued by Acrongenomics on Closing
INTER JURA CY (SERVICES) LIMITED	1 Lambousa Str, 1095 Nicosia, Cyprus	1,000	9,000,000

SCHEDULE 2

TO THE SHARE EXCHANGE AGREEMENT AMONG ACRONGENOMICS INC., VARDISTO INVESTMENTS LIMITED AND THE SELLING SHAREHOLDER

NON-U.S. SHAREHOLDER QUESTIONNAIRE

This Questionnaire is for use by the Selling Shareholder who is a non U.S. Person, as defined in Regulation S of the Securities Act, that is acquiring common shares in the capital of Acrongenomics Inc. (the "Company"). The purpose of this Questionnaire is to assure the Company that the Selling Shareholder who is a non U.S. Person will meet the standards imposed by the Securities Act and the appropriate exemptions of applicable state securities laws. The Company will rely on the information contained in this Questionnaire for the purposes of such determination. The undersigned Selling Shareholder hereby agrees, acknowledges, represents and warrants that:

1. the undersigned is not a "U.S. Person" as such term is defined by Rule 902 of Regulation S under the Securities Act (the definition of which includes, but is not limited to, an individual resident in the U.S. and an estate or trust of which any executor or administrator or trust, respectively is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the U.S.);

2. none of the Acrongenomics Shares have been or will be registered under the Securities Act, or under any state securities or "blue sky" laws of any state of the United States, and may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except in accordance with the provisions of Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in compliance with any applicable state and foreign securities laws;

3. the Selling Shareholder understands and agrees that offers and sales of any of the Acrongenomics Shares prior to the expiration of the applicable period set forth in Regulation S (the period hereinafter referred to as the Distribution Compliance Period) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the Securities Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the Securities Act or an exemption therefrom and in each case only in accordance with applicable state and foreign securities laws;

4. the Selling Shareholder understands and agrees not to engage in any hedging transactions involving any of the Acrongenomics Shares unless such transactions are in compliance with the provisions of the Securities Act and in each case only in accordance with applicable state securities laws;

5. the Selling Shareholder is acquiring the Acrongenomics Shares for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Acrongenomics Shares in the United States or to U.S. Persons;

6. the Selling Shareholder has not acquired the Acrongenomics Shares as a result of, and will not itself engage in, any directed selling efforts (as defined in Regulation S under the Securities Act) in the United States in respect of the Acrongenomics Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Acrongenomics Shares; provided, however, that the Selling Shareholder may sell or otherwise dispose of the Acrongenomics Shares pursuant to registration thereof under the Securities Act and any applicable state securities laws or under an exemption from such registration requirements;

7. the statutory and regulatory basis for the exemption claimed for the sale of the Acrongenomics Shares, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the Securities Act or any applicable state securities laws;

8. the undersigned has not undertaken, and will have no obligation, to register any of the Acrongenomics Shares under the Securities Act;

9. Acrongenomics is entitled to rely on the acknowledgements, agreements, representations and warranties and the statements and answers of the Selling Shareholder contained in the Agreement and this Questionnaire, and the Selling Shareholder will hold harmless Acrongenomics from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by the Selling Shareholder not being true and correct;

10. the undersigned has been advised to consult their own respective legal, tax and other advisors with respect to the merits and risks of an investment in the Acrongenomics Shares and, with respect to applicable resale restrictions, is solely responsible (and Acrongenomics is not in any way responsible) for compliance with applicable resale restrictions;

11. none of the Acrongenomics Shares are listed on any stock exchange or automated dealer quotation system and no representation has been made to the undersigned that any of the Acrongenomics Shares will become listed on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of Acrongenomics on the OTC Bulletin Board;

12. the undersigned is outside the United States when receiving and executing this Agreement and is acquiring the Acrongenomics Shares as principal for their own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Acrongenomics Shares;

13. neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Acrongenomics Shares;

14. the Acrongenomics Shares are not being acquired, directly or indirectly, for the account or benefit of a U.S. Person or a person in the United States;

15. the undersigned acknowledges and agrees that Acrongenomics shall refuse to register any transfer of the Acrongenomics Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration under the Securities Act;

16. the undersigned understands and agrees that the Acrongenomics Shares will bear the following legend:

> "THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").
>
> NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT."

17. the address of the Selling Shareholder included herein is the sole address of the undersigned as of the date of this Questionnaire.

IN WITNESS WHEREOF, the Selling Shareholder has executed this Questionnaire as of the date below.

____________________________ Date: ________________________
Signature

____
Print Name

____
Title (if applicable)

____
Address

____

SCHEDULE 4

TO THE SHARE EXCHANGE AGREEMENT
AMONG ACRONGENOMICS INC., VARDISTO INVESTMENTS LIMITED AND THE SELLING SHAREHOLDER

DIRECTORS AND OFFICERS OF ACRONGENOMICS

Directors Disclosed Pursuant to Section 4.4

Platon Tzouvalis
Evan T. Manolis
Ron Lizee
Manos Topoglidis

Executive Officers Disclosed Pursuant to Section 4.4

Platon Tzouvalis CEO and President
Ron Lizee CFO

SCHEDULE 5

TO THE SHARE EXCHANGE AGREEMENT AMONG ACRONGENOMICS INC., VARDISTO INVESTMENTS LIMITED AND THE SELLING SHAREHOLDER

VARDISTO LEASES, CLAIMS AND MISCELLANEOUS

Undisclosed Liabilities Disclosed Pursuant to Section 3.13

Leases Disclose Pursuant to Section 3.17

Tax Disclosure Pursuant to Section 3.14

SCHEDULE 6

**TO THE SHARE EXCHANGE AGREEMENT
AMONG ACRONGENOMICS INC., VARDISTO INVESTMENTS LIMITED AND THE SELLING SHAREHOLDER**

VARDISTO INTELLECTUAL PROPERTY

Agreements of Vardisto Disclosed Pursuant to Section 3.15(b)

Intellectual Property and Know-How Disclosed Pursuant to Section 3.15(c)

Patents Disclosed Pursuant to Section 3.15(d)

Nil

Trademarks Disclosed Pursuant to Section 3.15(e)

Nil

Copyrights Disclosed Pursuant to Section 3.15(e)

Nil